                                                                   EXHIBIT 20.2




                      FIRST UNION MASTER CREDIT CARD TRUST
                             TRUST & SERIES SUMMARY
                                     JUL-99

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TOTAL TRUST                             FEBRUARY 1999                    MARCH-99                    APRIL-99
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  TOTAL ENDING BALANCE                     2,060,152,370                2,040,450,131              2,044,381,980
       ENDING PRINCIPAL BALANCE            1,985,733,515                1,970,193,055              1,973,090,573
       ENDING NON-PRINCIPAL BALANCE           74,418,855                   70,257,076                 71,291,407

       YIELD                                  38,335,971      22.66%       41,748,720      25.23%     35,887,835       21.86%

       CHARGE-OFFS                            (5,035,434)     -5.26%       (8,056,359)     -4.87%     (7,752,758)      -4.72%

       NET YIELD: (YIELD - C/O)               33,300,537      17.39%       33,692,361      20.36%     28,135,077       17.14%

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SERIES 1996-1                           FEBRUARY 1999                    MARCH-99                    APRIL-99
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  MONTH-END INVESTOR BALANCE               1,115,151,821                1,115,151,821              1,115,151,821
  INVESTOR PERCENTAGE                              54.92%                       56.16%                     56.60%
  3-MONTH AVG. EXCESS SERVICING                               10.31%                       10.88%                      11.15%

  YIELD                                       21,054,249      22.66%       23,445,322      25.23%     20,312,925       21.86%

       CHARGE-OFFS                            (4,892,441)     -5.26%       (4,524,305)     -4.87%     (4,388,150)      -4.72%
       CERTIFICATE INTEREST                   (4,306,230)     -4.63%       (4,947,186)     -5.32%     (5,094,382)      -5.48%
       SERVICING FEE                          (1,858,586)     -2.00%       (1,858,586)     -2.00%     (1,858,586)      -2.00%

  EXCESS SERVICING                             9,996,992      10.76%       12,115,425      13.04%      8,971,807        9.66%
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                      FIRST UNION MASTER CREDIT CARD TRUST
                             TRUST & SERIES SUMMARY
                                     JUL-99

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TOTAL TRUST                               MAY-99                       JUN-99                                    JUL-99
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  TOTAL ENDING BALANCE                 2,036,087,213                   2,050,224,358                     2,051,458,697
       ENDING PRINCIPAL BALANCE        1,963,822,921                   1,978,731,197                     1,977,731,155
       ENDING NON-PRINCIPAL BALANCE       72,264,292                      71,493,160                        73,727,542

       YIELD                              35,696,867     21.71%           38,630,890       23.61%           34,950,879      21.20%

       CHARGE-OFFS                        (8,306,577)    -5.05%           (7,558,656)      -4.62%           (7,324,422)     -4.44%

       NET YIELD: (YIELD - C/O)           27,390,290     16.66%           31,072,234       18.99%           27,626,456      16.75%

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SERIES 1996-1                             MAY-99                               JUN-99                            JUL-99
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  MONTH-END INVESTOR BALANCE           1,115,151,821                   1,115,151,821                     1,115,151,821
  INVESTOR PERCENTAGE                          56.52%                          56.78%                            56.36%
  3-MONTH AVG. EXCESS SERVICING                          10.80%                            10.39%                           10.17%

  YIELD                                   20,175,164     21.71%           21,936,452       23.61%            19,697,236     21.20%

       CHARGE-OFFS                        (4,694,736)    -5.05%           (4,292,163)      -4.62%            -4,127,818     -4.44%
       CERTIFICATE INTEREST               (4,595,448)    -4.95%           (4,832,902)      -5.20%            -5,345,910     -5.75%
       SERVICING FEE                      (1,858,586)    -2.00%           (1,858,586)      -2.00%            -1,858,586     -2.00%

  EXCESS SERVICING                         9,026,394      9.71%           10,952,800       11.79%             8,364,921      9.00%
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